SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


    Date of Report (Date earliest event reported) May 4, 1998


Commission   Registrant, State of Incorporation,     I.R.S.
File Number  Address and Telephone Number            Employer
                                                     Identification No

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262


1-2703       ENTERGY GULF STATES, INC.               74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631

Item 5.   Other Events

Entergy Corporation

       Reference is made to the Annual Report on Form 10-K for

Entergy Corporation ("Entergy") and Entergy Gulf States, Inc.

("Entergy Gulf States") for the year ended December 31, 1997, and the Quarterly Report on Form 10-Q of Entergy and Entergy Gulf

States for the quarter ended March 31, 1998, for a discussion of litigation in respect of certain coal supply contracts related to the Cajun Electric Power Cooperative ("Cajun") bankruptcy.

       As described therein, the Bankruptcy Judge in the Cajun

bankruptcy proceeding ruled in response to Entergy Gulf States'

petition for declaratory judgment that Entergy Gulf States was not liable to the coal suppliers to Big Cajun 2, a coal-fired power station located in Point Coupee Parish, Louisiana, of which

Entergy Gulf States owns 42% of Unit 3.  The coal suppliers

appealed the decision to the United States District Court for the

Eastern District of Louisiana ("District Court").

       Entergy Gulf States filed a similar petition for a

declaratory judgment against the rail and barge companies that transport the coal from Wyoming to Big Cajun 2.  The motion for summary judgment filed by Entergy Gulf States was denied and concurrently with this action, the Judge filed a report and

recommendation with the District Court in which the appeal of the ruling against the coal suppliers was pending seeking a remand of the appeal for further consideration.  This report stated that,

upon further review, the Bankruptcy Court believed that

reconsideration of the initial ruling in the declaratory judgment action against the coal suppliers was necessary in light of his ruling on the summary judgment in the coal transporters action.


          On April 30, 1998, the District Court remanded the

declaratory judgment against the coal suppliers to the Bankruptcy

Court, and commencing on May 4, 1998, a trial in the Bankruptcy

Court was held on the bifurcated issue of liability of Entergy

Gulf States to both the coal suppliers and the rail and barge companies.  The trial has been concluded, but no assurance can be given regarding the timing of or the outcome of the matter.

Because a Cajun reorganization plan has yet to be confirmed by the Bankruptcy Judge, it is uncertain whether Entergy Gulf States would have any liability ultimately asserted against it by the coal suppliers and transporters for any portion of their claims.

Collectively, these coal and transportation companies have

asserted claims which exceed $1.6 billion, sums which Entergy

Gulf States believes to be significantly exaggerated.  The

claimants allege, in substance, that Entergy Gulf States should be responsible, under Louisiana law, for 50% of that amount as a joint venturer with Cajun in the entire Big Cajun 2 power station rather than only 42% of Big Cajun 2 Unit 3 (which is equivalent to 14% of the entire power station).  Entergy Gulf States

believes this position is totally without merit and that it has no liability to either the coal suppliers or transporters.

Entergy Gulf States' position is that it was not engaged in a joint venture with Cajun but rather that Cajun was the operator of the facility in which Entergy Gulf States owned an undivided interest.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act
1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                              ENTERGY CORPORATION
                              ENTERGY GULF STATES, INC.



                              By:  /s/Louis E. Buck
                                  -------------------
                                   Louis E. Buck

Dated:  May 12, 1998